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                                                                   EXHIBIT 10.17

                                SECOND AMENDMENT
                       TO AGREEMENT DATED DECEMBER 8, 1989

          THIS SECOND AMENDMENT is made and entered into as of October 17, 1994, by and between OEC MEDICAL SYSTEMS, INC. ("OEC"), formerly known as Diasonics, Inc. ("Diasonics") and Stewart Carrell ("Carrell").

                                    RECITALS

          1.   Carrell was formerly employed as President and CEO of Diasonics.

          2. Carrell and Diasonics entered into an Agreement ("Agreement") relating to his employment and related matters on or about December 8, 1989 that was amended on September 8, 1993 ("First Amendment"). The Agreement and First Amendment are collectively referred to as the "Amended Agreement."

          3.   Carrell has since terminated his employment with Diasonics/OEC.

          4. Certain disputes have arisen between Carrell and OEC relating to Carrell's rights under the Amended Agreement covering the payment of severance and/or retirement benefits, and other employment benefits, to Carrell.

          5. The parties have agreed to resolve those disputes by virtue of this Second Amendment and have further agreed to settle and release all existing claims between them; and

          6. The parties intend that their respective obligations shall continue to be governed by the Amended Agreement as further amended by this Second Amendment.

          IT IS THEREFORE AGREED AS FOLLOWS;

          1. OEC agrees to establish a "Rabbi Trust" (Grantor Trust) for the benefit of Carrell in the form attached hereto as Exhibit A.

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          2.   The life insurance to be provided to Carrell by OEC shall be extended for an additional twelve months over and above whatever insurance benefits are currently provided for by the Amended Agreement.

          3. OEC will extend Carrell's medical and dental coverage as provided for in the Amended Agreement through age 65, by reimbursing Focus Surgery for the expense of insuring Carrell on its health plan. If Carrell no longer is covered by the Focus Surgery Plan, or covered by a similar plan with another Company, then it will be the responsibility of the Company ("OEC") to provide such coverage by a mutually agreeable arrangement, consistent with the terms of the Original Agreement as amended.

          4. The exercise period of all stock options granted by OEC/Diasonics to Carrell will be extended to their original expiration date or June 30, 1997, whichever comes first. A schedule setting forth the expiration dates is attached hereto as Exhibit B.

          5. Except as provided above, the Amended Agreement shall remain in full force and effect and that Agreement, together with this Second Amendment, shall define the parties' respective rights with respect to Carrell's retirement benefits from OEC.

          6. In consideration of this Second Amendment, the parties, respectively, agree on behalf of themselves, their agents, employees, representatives, affiliates, heirs, successors and assigns to fully release each other from any and all existing claims, known or unknown, that either may have against the other, it being their intent that their rights and obligations shall be defined solely by the Amended Agreement and this Second Amendment. In particular, and not by way of limitation on the foregoing, Carrell agrees to waive all existing claims under Section 4(e) of the First Amendment. Each party shall bear its own fees and costs in connection with any matter released hereunder.

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          7.   Each party, having been informed of and having read the
provisions of California Civil Code Section 1542, knowingly and intentionally waives any protection afforded to them by Civil Code Section 1542, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          This Second Amendment is intended to resolve all claims or possible claims arising out of or related to those matters referenced or impliedly covered in the release in paragraph 6 above, whether the same are known, unknown or hereafter discovered or ascertained, and the provisions of Section 1542 of the California Civil Code are hereby expressly waived.

          8. The parties agree that the terms of this Second Amendment shall be kept confidential and shall not be disclosed to any other person or party for any reason whatsoever except to either party's accountants or except as required by law.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first written above.


                                        OEC MEDICAL SYSTEMS, INC.


                                        By /s/ RUEDIGER NAUMANN-ETIENNE
                                           -----------------------------
                                           Ruediger Naumann-Etienne



                                           /s/ STEWART CARRELL
                                           -----------------------------
                                           Stewart Carrell

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